Exhibit 10.1

                      First Amendment to Exchange Agreement

     THIS FIRST AMENDMENT TO EXCHANGE AGREEMENT (this "Amendment") is dated as of October __, 2002 among Level 8 Systems, Inc., a Delaware corporation (the "Company"), and the various stockholders identified and listed on Schedule I (each referred to herein as a "Holder" and, collectively, the "Holders") to that certain Exchange Agreement, dated as of August 29, 2002 (the "2002 Exchange Agreement").

     WHEREAS, the Company and the Holders are parties to that certain 2002 Exchange Agreement providing for the exchange of the Company's Series A1 Convertible Redeemable Preferred Stock, par value $0.001 per share, liquidation value $1,000 per share, initial conversion price $8.333 (the "Series A1 Preferred Stock") and related warrants to purchase the Company's common stock (the "Series A1 Warrants") and the Series B1 Convertible Redeemable Preferred Stock, par value $0.001 per share, liquidation value $1,000 per share, initial conversion price $12.531 (the "Series B1 Preferred Stock") and related warrants to purchase the Company's common stock (the "Series B1 Warrants") for, respectively, a series of newly created Series A2 Convertible Redeemable Preferred Stock (the "Series A2 Preferred Stock") and related warrants to purchase the Company's common stock (the "Series A2 Warrants") and/or a series of newly created Series B2 Convertible Redeemable Preferred Stock (the "Series B2 Preferred Stock") and related warrants to purchase the Common Stock of the Company (the "Series B2 Warrants");

     WHEREAS, the Company and the Holders are also parties to either (i) that certain Securities Purchase Agreement dated as of June 28, 1999 (the "Series A Purchase Agreement") relating to the purchase and sale of the Company's Series A 4% Convertible Redeemable Preferred Stock and related warrants to purchase the Company's common stock or (ii) that certain Securities Purchase Agreement dated as of July 20, 2000 (the "Series B Purchase Agreement") relating to the purchase and sale of the Company's Series B 4% Convertible Redeemable Preferred Stock and related warrants to purchase the Company's common stock, or (iii) both the Series A Purchase Agreement and the Series B Purchase Agreement (collectively, the "Purchase Agreements");

     WHEREAS, subject to the terms and conditions set forth in this Amendment and the 2002 Exchange Agreement, the Company desires to issue to the Holders, and the Holders desire to acquire by exchange, as applicable: (i) shares of the Company's Series A3 Convertible Redeemable Preferred Stock, par value $0.001 per share, liquidation value $1,000 per share, initial conversion price $8.333 (the "Series A3 Preferred Stock") in the form of Exhibit A annexed hereto; (ii) shares of the Company's Series B3 Convertible Redeemable Preferred Stock, par value $0.001 per share, liquidation value $1,000 per share, initial conversion price $12.531 (the "Series B3 Preferred Stock", and, together with the Series A3 Preferred Stock, the "Preferred Stock") in the form of Annex B annexed hereto;
(iii) a stock purchase warrant or warrants (each, a "Series A3 Warrant"), in the form of Exhibit C annexed hereto, to purchase an aggregate amount of 753,640 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and/or (iv) a stock purchase warrant or warrants (each, a "Series B3 Warrant", and, collectively with the Series A3 Warrant, the "Warrants"), in the form of Exhibit D annexed hereto, to purchase an aggregate amount of 1,047,382 shares of the Common Stock;



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     WHEREAS, as consideration for the issuance of the Series A3 Preferred
Stock, the Company desires to accept from the applicable Holders, and the applicable Holders desire to tender and exchange 11,570 shares of Series A2 Preferred Stock; and as consideration for the issuance of the Series B3 Preferred Stock, the Company desires to accept from the applicable Holders, and the applicable Holders desire to tender and exchange 30,000 shares of Series B2 Preferred Stock; and as consideration for the issuance of the Series A2 Warrants, the Company desires to accept from the applicable Holders, and the applicable Holders desire to tender and exchange Series A2 Warrants to purchase an aggregate amount of 753,640 shares of Common Stock, representing the unexercised warrants remaining from the original issuances of warrants issued by the Company in connection with the 2002 Exchange Agreement; and as consideration for the issuance of the Series B3 Warrants, the Company desires to accept from the applicable Holders, and the applicable Holders desire to tender and exchange Series B3 Warrants to purchase an aggregate amount of 1,047,382 shares of Common Stock, representing the unexercised warrants remaining from the original issuances of warrants issued by the Company in connection with the 2002 Exchange Agreement; and

     WHEREAS, contemporaneously with the execution and delivery of this Amendment, the parties hereto are executing and delivering an amendment to the Registration Rights Agreement dated as of August 29, 2002 (the "Registration Rights Agreement") substantially in the form of Exhibit E attached hereto (the "First Amendment to Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Holders hereby agree as follows:


                                   ARTICLE I.

                                    EXCHANGE

1.1      Exchange

     On the Closing Date (as defined below), subject to the terms and conditions set forth herein, the Company shall issue and deliver to each Holder and each Holder, severally and not jointly, shall acquire from the Company the shares of Preferred Stock as set forth on Schedule I and a Warrant or Warrants exercisable for the amount of Common Stock as set forth on Schedule I for such Holder. In exchange for the Preferred Stock and/or Warrants set forth on Schedule I, the Holders shall tender to the Company for cancellation the certificates representing the shares of Series A2 Preferred Stock, Series B2 Preferred Stock, Series A2 Warrants and/or Series B2 Warrants as set forth on Schedule II.

1.2      Closing.

     The Closing. The closing of the exchange of the Preferred Stock and Warrants (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree St.; 16th Floor, Atlanta, Georgia, 30303, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Closing Date"). At the Closing:



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               (i) Each Holder shall deliver and tender, as directed by the
Company, all certificates and documents representing the Series A2 Preferred Stock, the Series B2 Preferred Stock, the Series A2 Warrants and/or the Series B2 Warrants as set forth next to its name on Schedule II;

               (ii) The Company shall deliver to each Holder a certificate evidencing the number of shares of Preferred Stock received by such Holder as set forth on Schedule I hereto, the Series A3 Preferred Stock shall have the respective rights, preferences, limitations and privileges set forth in Exhibit A attached hereto, which shall be incorporated into a Certificate of Designation of Rights, Preferences and Limitations to be approved by the Holders and the Company's Board of Directors and filed on or before the Closing with the Secretary of State of Delaware (the "Series A3 Certificate of Designation") and the Series B3 Preferred Stock shall have the respective rights, preferences, limitations and privileges set forth in Exhibit B attached hereto, which shall be incorporated into a Certificate of Designation of Rights, Preferences and Limitations to be approved by the Holders and the Company's Board of Directors and filed on or before the Closing with the Secretary of State of Delaware (the "Series B3 Certificate of Designation" and together with the Series A3 Certificate of Designation, the "Certificates of Designation"); and

               (iii) The Company shall deliver to each Holder a Series A3 Warrant, in the form of Exhibit C hereto with respect to the Series A2 Warrants tendered, and/or a Series B3 Warrant, in the form of Exhibit D hereto with respect to the Series B2 Warrants tendered, representing the right to acquire the number of shares of Common Stock purchased by such Holder as set forth on
Schedule II hereto; and

               (iv) The parties shall execute and deliver each of the documents referred to in Section 4.1.


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the representations and warranties contained in Section 2.1 of the 2002 Exchange Agreement to each of the Holders as of the date thereof unless such representation or warranty is made of another date. In each case, the defined terms Series A2 Preferred Stock, Series B2 Preferred Stock, Series A2 Warrants, Series B2 Warrants, Warrants and Preferred Stock shall be replaced by the defined terms Series A3 Preferred Stock, Series B3 Preferred Stock, Series A3 Warrants, Series B3 Warrants, Warrants and Preferred Stock, respectively and as defined in this Amendment.



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     2.2 Representations and Warranties of the Holders. Each of the Holders,
severally and not jointly, hereby makes the representations and warranties contained in Section 2.2 of the 2002 Exchange Agreement to the Company as of the date thereof unless such representation or warranty is made of another date. In each case, the defined terms Series A2 Preferred Stock, Series B2 Preferred Stock, Series A2 Warrants, Series B2 Warrants, Warrants and Preferred Stock shall be replaced by the defined terms Series A3 Preferred Stock, Series B3 Preferred Stock, Series A3 Warrants, Series B3 Warrants, Warrants and Preferred Stock, respectively and as defined in this Amendment.


                                  ARTICLE III.

                                OTHER AGREEMENTS

     The contents of Article III of the 2002 Exchange Agreement are incorporated by reference in their entirety, in each case, the defined terms Series A2 Preferred Stock, Series B2 Preferred Stock, Series A2 Warrants, Series B2 Warrants, Warrants and Preferred Stock shall be replaced by the defined terms Series A3 Preferred Stock, Series B3 Preferred Stock, Series A3 Warrants, Series B3 Warrants, Warrants and Preferred Stock, respectively as defined in this Amendment.



                                   ARTICLE IV.

                                   CONDITIONS

         4.1      Closing.

          a. Conditions Precedent to the Obligation of the Company to Deliver the Shares of Preferred Stock and Warrants. The obligation of the Company to deliver the shares of Preferred Stock and Warrants is subject to the satisfaction or waiver (with prior written notice to each Holder) by the Company, at or before the Closing Date of each of the following conditions:

               (i) Accuracy of the Holders' Representations and Warranties. The representations and warranties of each Holder in this Amendment and the 2002 Exchange Agreement shall be true and correct in all material respects as of the date when made;

               (ii) Performance by the Holders. Each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Amendment and the 2002 Exchange Agreement to be performed, satisfied or complied with by such Holder at or before the Closing; and

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Amendment, the 2002 Exchange Agreement or the Transaction Documents.




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     b. Conditions Precedent to the Obligation of the Holders to Exchange the
Shares of Series A2 Preferred Stock, the Series B2 Preferred Stock and Warrants at the Closing. The obligation of each Holder hereunder to exchange its Series A1 Preferred Stock and/or Series A1 Warrants and/or Series B2 Preferred Stock and/or Series B2 Warrants for the shares of Preferred Stock and Warrants at the Closing is subject to the satisfaction or waiver by such Holder, at or before the Closing Date, of each of the following conditions:

                    (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Amendment and the 2002 Exchange Agreement shall be true and correct in all respects as of the date when made;

                    (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date;

                    (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Amendment, the 2002 Exchange Agreement and the Transaction Documents;

                    (iv) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission, on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                    (v) Listing of Common Stock. The Common Stock shall have been at all times since the date of this Amendment, the 2002 Exchange Agreement and on the Closing Date listed for trading on the Nasdaq;

                    (vi) Merrill Lynch Consent. The consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated shall have been obtained and a copy thereof delivered to the Holders;

                    (vii) Required Filing. The Company shall have filed the Certificates of Designation with the Secretary of State of Delaware and they shall have become effective;

                    (viii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares issuable upon the exercise of the Warrants or the conversion of the shares of Preferred Stock acquired by the Holder on the Closing Date;

                    (ix) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Amendment, no event which had a Material Adverse Effect shall have occurred (for purposes hereof, changes in the market price of the Common Stock as compared to the market generally may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect);

                    (x) Litigation. No litigation shall have been instituted or threatened against the Company which would reasonably be expected to, individually or in the aggregate, have had a Material Adverse Effect;

                    (xi) Change of Control. No Change of Control shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Holders or any of their Affiliates, of in excess of 25% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions,
(iii) the merger of the Company with or into another entity, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv); and

                    (xii) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Holders, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Holder.

     c. Documents and Certificates. At the Closing, the Holders shall have delivered to the Company, the following in form and substance reasonably satisfactory to the Company:

                    (i) Series A2 Preferred Stock Certificates. The certificates representing all of the Series A2 Convertible Preferred Stock held by such Holder as set forth next to such Holder's name on Schedule II.

                    (ii) Series B2 Preferred Stock Certificates. The certificates representing all of the Series B2 Convertible Preferred Stock held by such Holder as set forth next to such Holder's name on Schedule II.

                    (iii) Series A2 Warrants. The documentation representing all of the unexercised warrants delivered pursuant to the 2002 Exchange Agreement held by such Holder as set forth next to such Holder's name on Schedule II.

                    (iv) Series B2 Warrants. The documentation representing all of the unexercised warrants delivered pursuant to the 2002 Exchange Purchase Agreement held by such Holder as set forth next to such Holder's name on
Schedule II.

     d. Documents and Certificates. At the Closing, the Company shall have delivered to the Holders, the following in form and substance reasonably satisfactory to the Holders:

                    (i) Series A3 Preferred Stock Certificate. A Preferred Stock Certificate(s) representing the number of shares of Series A3 Preferred Stock exchanged for by such Holder as set forth next to such Holder's name on Schedule I, registered in the name of such Holder, each in form satisfactory to the Holder;

                    (ii) Series B3 Preferred Stock Certificate. A Preferred Stock Certificate(s) representing the number of shares of Series B3 Preferred Stock exchanged for by such Holder as set forth next to such Holder's name on
Schedule I, registered in the name of such Holder, each in form satisfactory to the Holder;

                    (iii) Series A3 Warrant. A Warrant(s) representing the Series A3 Warrants exchanged for by such Holder as set forth next to such Holder's name on Schedule I, registered in the name of such Holder;

                    (iv) Series B3 Warrant. A Warrant(s) representing the Series B3 Warrants exchanged for by such Holder as set forth next to such Holder's name on Schedule I, registered in the name of such Holder;

                    (v) Registration Rights. The Company shall have executed and delivered the First Amendment to Registration Rights Agreement;

                    (vi) Secretary's Certificate. A Secretary's Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date,
(B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked; and

                    (vii) Other Documents. The Company shall have delivered to each Holder such other documents relating to the transactions contemplated by the Transaction Documents as the Holder or its counsel may reasonably request.


                                   ARTICLE V.

                                 INDEMNIFICATION

     The contents of Article V of the 2002 Exchange Agreement are incorporated by reference in their entirety, in each case, the defined terms Series A2 Preferred Stock, Series B2 Preferred Stock, Series A2 Warrants, Series B2 Warrants, Warrants and Preferred Stock shall be replaced by the defined terms Series A3 Preferred Stock, Series B3 Preferred Stock, Series A3 Warrants, Series B3 Warrants, Warrants and Preferred Stock, respectively, as defined in this Amendment.

                                   ARTICLE VI.

                                  MISCELLANEOUS

         6.1 Entire Agreement. This Amendment, together with the 2002 Exchange Agreement and the Exhibits and Schedules hereto and thereto, the Purchase Agreements and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         6.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Amendment or the 2002 Exchange Agreement shall be made pursuant to the provisions contained in Section
6.2 of the 2002 Exchange Agreement.

         6.3 Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Holders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment or the 2002 Exchange Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the shares of Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

         6.4 Headings. The headings herein are for convenience only, do not constitute a part of this Amendment or the 2002 Exchange Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.5 References. References herein to Sections are to Sections of this Amendment, unless otherwise expressly provided.

         6.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Amendment or any rights or obligations hereunder without the prior written consent of each of the Holders. The Holders may assign this Amendment or any rights or obligations hereunder without the prior written consent of the Holder, provided, that any assignees must execute and deliver to the company an instrument expressly making the representations and warranties set forth in Section 2.2 and agrees to become a party hereto; further that, prior to the Closing Date, the Holders may assign this Amendment its rights and rights or obligations hereunder only to an Affiliate of such Holder. This provision shall not limit a Holder's right to transfer securities in accordance with all of the terms of this Amendment or the Transaction Documents.

         6.7 No Third-Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         6.8 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         6.9 Survival. The representations and warranties of the Company and the Holders contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closing and any conversion of the shares of Preferred Stock or exercise of the Warrants regardless of any investigation made by or on behalf of the such Holder or by or on behalf of the Company, except that, in the case of representations and warranties such survival shall be limited to the period of four (4) years following the Closing Date on which they were made or deemed to have been made (other than with respect to any claim by a third party against the party to this Amendment who seeks to assert a claim based on such representations and warranties). This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement and the First Amendment to Registration Rights Agreement.

         6.10 Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Publicity. The Company and the Holders shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Holders without each such Holder's prior consent, except to the extent required by law and in the initial press release with respect to the transactions contemplated hereby. The Holders and their affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials all or parts of the Company's press releases that focus on the transactions forming the subject matter of this Amendment or which make reference to such transactions. The Holder understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Holders and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

         6.12 Severability. In case any one or more of the provisions of this Amendment shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

         6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holders will be entitled to specific performance of the obligations of the Company under this Amendment, the 2002 Exchange Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Holders (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.14 Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder is several and not joint with the obligations of the other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Amendment and the 2002 Exchange Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Amendment, the 2002 Exchange Agreement or out of the Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

         6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Holders hereunder or pursuant to the Transaction Documents or the Holders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         6.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment, the 2002 Exchange Agreement and the consummation of the transactions contemplated hereby.

         6.17 Fees and Expenses. Except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment; provided, however, that the Company shall reimburse Brown Simpson Partners I, Ltd. within 60 days of the Closing for actual fees and expenses of its counsel, such amount not to exceed $10,000.

         6.18 Understanding Among the Holders. It is acknowledged by each Holder that no Holder has acted as an agent of any other Holder in connection with making its investment hereunder and that no Holder shall be acting as an agent of any other Holder in connection with monitoring its investment hereunder. It is further acknowledged by each of the other Holders that Brown Simpson Partners I, Ltd. has retained Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Akin Gump") to act as its counsel in connection with the transactions contemplated hereby and under the other Transaction Documents and that Akin Gump has not acted as counsel for any of the other Holders in connection therewith and that none of the other Holders have the status of a client of Akin Gump for conflict of interest or other purposes as a result thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Exchange Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                          LEVEL 8 SYSTEMS, INC.


                                          By:
                                          --------------------------------------
                                          John P. Broderick,
                                          Chief Operating and Financial Officer,
                                          Corporate Secretary


                                          BROWN SIMPSON PARTNERS I, LTD.

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title: Authorized Signatory



                                          SENECA CAPITAL, L.P.

                                          By: Seneca Capital Advisors, LLC, its
                                              general partner


                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                          SENECA CAPITAL INTERNATIONAL, LTD.
                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                          ADVANCED SYSTEMS EUROPE B.V.


                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                                                        Schedule I
-----------------------------------------------------------------------------------------------------------------------------------

                                    Number of shares of          Number of shares          Number of Shares         Number of Shares
                                    Series A3 Preferred       of Series B3 Preferred          Underlying               Underlying
Name of Holder                     Stock at Closing Date      Stock at Closing Date       Series A3 Warrants       Series B3Warrants
--------------                     ---------------------      ---------------------       ------------------       -----------------
Brown Simpson Partners I, Ltd.                                        15,000                    700,000                 523,691

Seneca Capital, L.P.                    1,570                          5,228                     53,640                 182,506

Seneca Capital International, Ltd.                                     9,772                                            341,185

Advanced Systems Europe B.V.           10,000

TOTAL                                  11,570                         30,000                    753,640               1,047,382




                                                       Schedule II

                                                                                        Number of Shares         Number of Shares
                                         Series A2 Preferred   Series B2 Preferred    Underlying Exchanged     Underlying Exchanged
     Name of and Address of Holder         Stock Exchanged       Stock Exchanged       Series A2 Warrants       Series B2 Warrants
     -----------------------------         ---------------       ---------------       ------------------       ------------------

Brown Simpson Partners I, Ltd.:                                      15,000                  700,000                  523,691
152 West 57th Street, 21st Floor
New York, New York 10019
Attn:  Peter Greene
Fax: (212) 817-5391
Residence:  Grand Cayman, Cayman
Islands


Seneca Capital, L.P.:                           1,570                 5,228                   53,640                  182,506
c/o Seneca Capital Advisors, LLC
527 Madison Avenue, 11th Floor
New York, New York 10022
Attn: Mr. Davis Parr
Fax: (212) 758-6060
Residence:

Seneca Capital International, Ltd.:                                   9,772                                           341,185
c/o Seneca Capital Advisors, LLC
527 Madison Avenue, 11th Floor
New York, New York 10022
Attn: Mr. Davis Parr
Fax: (212) 758-6060
Residence:

Advanced Systems Europe B.V.:                  10,000
Azrieli Center 3, Triangle Building
42nd Floor
Tel Aviv 67023 Israel
Attention: Mr. Yossi Shemesh
Fax:
Residence: Israel



                                                                      Exhibit A

                 [Form of Series A3 Certificate of Designation]

                                                                      Exhibit B


                 [Form of Series B3 Certificate of Designation]

                                                                      Exhibit C

                           [Form of Series A3 Warrant]

                                                                      Exhibit D


                           [Form of Series B3 Warrant]

                                                                      Exhibit E


                     [Form of Registration Rights Agreement]